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PROXY

                                  HARMONIC INC.
                       549 BALTIC WAY, SUNNYVALE, CA 94089

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                 April 24, 2000

         The undersigned hereby constitutes and appoints Anthony Ley and Robin Dickson, or either of them, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of common stock of Harmonic Inc. held of record by the undersigned on February 25, 2000, at the Special Meeting of Stockholders of Harmonic Inc. to be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, Calif., on April 24, 2000, at 9:00 a.m. Pacific Time or at any adjournment or postponement thereof, as designated below:



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)





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                              FOLD AND DETACH HERE
                             YOUR VOTE IS IMPORTANT!

               Mark, sign and date your proxy card and return it
                       promptly in the enclosed envelope.

                                   PLEASE VOTE
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                                                            Please mark
                                                           your votes as  /X/
                                                            indicated in
                                                           this example.

The Board of Directors of Harmonic Inc. recommends a vote FOR Proposal Nos. 1, 2 and 3. This Proxy will be voted as specified hereon. This Proxy will be voted FOR Proposal Nos. 1, 2 and 3 if no specification is made.


(1) To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of December 9, 1999, by and between Harmonic Inc. and C-Cube Microsystems Inc., as amended, and an amendment to the certificate of incorporation to increase the authorized number of shares to 75 million.

             FOR                    AGAINST                    ABSTAIN
             / /                      / /                        / /

(2) To consider and vote upon a proposal to amend Harmonic's certificate of incorporation to increase the authorized number of shares of Harmonic common stock from 50 million shares to 150 million shares. If approved, the amendment to the certificate of incorporation will take effect only if the merger is completed.

             FOR                    AGAINST                    ABSTAIN
             / /                      / /                        / /

(3) To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.


             FOR                    AGAINST                    ABSTAIN
             / /                      / /                        / /


Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)_______________________________  Dated: ____________________, 2000
IMPORTANT: Please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.


                              FOLD AND DETACH HERE
                            YOUR VOTE IS IMPORTANT!

               Mark, sign and date your proxy card and return it
                       promptly in the enclosed envelope.